Exhibit 10.13.1

OMNIBUS AMENDMENT

THIS OMNIBUS AMENDMENT (this “Amendment”) is made as of July 30, 2007, by and among MID-STATE TRUST IX, as borrower (the “Borrower”), YC SUSI TRUST, as a lender, ATLANTIC ASSET SECURITIZATION LLC, as a lender, TREASURY BANK, A DIVISION OF COUNTRYWIDE BANK FSB (f/k/a Treasury Bank, a Division of Countrywide Bank, N.A.), as custodian (the “Custodian”), THE BANK OF NEW YORK, as trustee (the “Trustee”), BANK OF AMERICA, NATIONAL ASSOCIATION, as agent (the “Agent”), a managing agent and a bank investor, CALYON NEW YORK BRANCH, as a managing agent and a bank investor, AMBAC ASSURANCE CORPORATION, as surety provider and insurer (the “Surety Provider”), WALTER MORTGAGE COMPANY (successor by merger to Mid-State Homes, Inc.), as depositor (in such capacity, the “Depositor”) and as master servicer (in such capacity, the “Master Servicer”), JIM WALTER HOMES, INC., as originator (the “Originator”), NEATHERLIN HOMES, INC., as eligible originator, DREAM HOMES, INC., as eligible originator, DREAM HOMES USA, INC., as eligible originator, and JIM WALTER HOMES OF ARKANSAS, INC., as eligible originator.

PRELIMINARY STATEMENTS

WHEREAS, reference is made to: (i) the Second Amended and Restated Variable Funding Loan Agreement, dated as of June 15, 2006 (as previously amended and supplemented prior to the date hereof, the “Loan Agreement”), among the Borrower, the Trustee, the Custodian, the Agent and the Lenders, Managing Agents and Bank Investors from time to time party thereto; (ii) the Second Amended and Restated Insurance and Indemnity Agreement, dated as of June 15, 2006 (as previously amended and supplemented prior to the date hereof, the “Insurance Agreement”), among the Borrower, the Surety Provider, the Depositor, the Master Servicer, the Trustee and the Originators party thereto; (iii) the Custodian/Trustee Agreement, dated as of June 15, 2006 (as previously amended and supplemented prior to the date hereof, the “CTA Agreement”), among the Borrower, the Custodian, the Trustee, the Agent, the Surety Provider and the Lenders and Managing Agents party thereto; (iv) the Amended and Restated Depositor Account Transfer Agreement, dated as of June 15, 2006 (as previously amended and supplemented prior to the date hereof, the “DAT Agreement”), among the Originator, the Depositor and the Eligible Originators party thereto; (v) the Amended and Restated Borrower Account Transfer Agreement, dated as of June 15, 2006 (as previously amended and supplemented prior to the date hereof, the “BAT Agreement”), between the Depositor and the Borrower; (vi) the Second Amended and Restated Master Servicing Agreement, dated as of June 15, 2006 (as previously amended and supplemented prior to the date hereof, the “Servicing Agreement”), among the Borrower, the Master Servicer, the Trustee and the Custodian; and (vii) the other Operative Documents (as defined in Annex A to the Loan Agreement) (collectively, the documents in clauses (i) thru (vii) above, the “Transaction Documents”).

WHEREAS, the parties hereto desire to have the Loan Agreement and other Transaction Documents amended and supplemented to: (i) extend the Scheduled Termination Date; (ii) add Jim Walter Homes of Arkansas, Inc. as an Eligible Originator; and (iii) make certain further and additional clarifications and amendments to the Loan Agreement and other Transaction Documents as provided herein; and

WHEREAS, the parties to the Transaction Documents have agreed to the terms of this Amendment as set forth herein.

NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties to this Amendment hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.  Amendments to Certain Definitions in the Loan Agreement.  The following definitions in Annex A of the Loan Agreement (and elsewhere in the Transaction Documents, where applicable) are hereby amended in their entirety to read as follows:

“Eligible Account” means, on any date, any Account:

(a)           for which the information set forth with respect to such Account in the Schedule of Accounts is true and correct as of the date as of which such information is given;

(b)           with respect to which the related building or sales contract or loan agreement (as applicable), as the case may be, has been duly executed by the parties thereto and the duties to be performed thereunder prior to the date the first payment in connection with such contract or loan agreement (as applicable) is due have been performed;

(c)           with respect to which the Account Documents have been duly executed by the related Obligor and the Mortgage has been duly executed by such Obligor and, to the extent required under local law for recordation or enforcement, properly acknowledged;

(d)           with respect to which the Mortgage has been properly recorded as required by law; the Mortgage constitutes a valid first priority lien upon and security title to the property described therein, which is a single family detached dwelling, and such Mortgage and the Account Note secured thereby are or shall be fully enforceable in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors’ rights generally and by general principles of equity (whether in a proceeding in equity or at law);

(e)           with respect to which the Borrower is the sole owner of such Account and has good and marketable title to such Account, free and clear of all Adverse Claims and full right and authority to transfer such Account and to Grant such Account to the Trustee;

(f)            with respect to which all costs, fees, intangible, documentary and recording taxes and expenses incurred in making, closing, and recording such Account have been paid;

(g)           for which no part of the Mortgaged Property purporting to secure the related Account Note has been, or shall have been, released from the lien or security title of the Mortgage securing such Account Note except for a Mortgaged Property securing an Account Note which has been prepaid in full between the Cut-Off Date and the applicable Borrowing Date, the amount of such prepayments to be deposited in the Collection Account on or before such Borrowing Date;

(h)           except to the extent permitted by the Master Servicing Agreement, with respect to which no term or provision of such Account has been or will be altered, changed or modified in any way by the Master Servicer, any applicable Subservicer or the Borrower without the consent of the Trustee, the Controlling Party and the Agent;

(i)            which Account the Borrower acquired title to in good faith, for value and without notice of any Adverse Claim;

(j)            for which the Account Note evidences an account bearing a fixed rate of interest and fully amortizing level monthly payments (other than with respect to Adjustable Rate Accounts and with respect to Balloon Accounts insofar as such payment is the final payment on such Account) and, in the case of Accounts other than Accounts purchased by Walter Mortgage Company, which payments are due monthly; for which the Account Note related to any Account other than an Adjustable Rate Account bears an interest rate of not less than 6.5% per annum; for which the interest rate of such Account together with the interest rate for all other Accounts, does not result in the weighted average interest rate of all Accounts to be less than 8.85% per annum; and for which the Account Note has an original term to maturity not in excess of (i) 25 years with respect to Accounts on which the sales price (or loan amount in the case of WMC Accounts) to the customer is less than $25,000 and (ii) 30 years with respect to Accounts on which the sales price (or loan amount in the case of WMC Accounts) to the customer is equal to or greater than $25,000;

(k)           which is not subject to any action, suit, proceeding, or other litigation, and with respect to which there is no right of rescission, setoff, defense or counterclaim to such Account Note or the related Mortgage, including both the obligation of the Obligor to pay the unpaid principal or interest on such Account Note and the defense of usury; furthermore, neither the operation of any of the terms of the Account Note and the Mortgage nor the exercise of any right thereunder will render the Account Note or the Mortgage unenforceable, in whole or in part, or subject such Account Note or Mortgage to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto;

(l)            with respect to which there are no mechanics’ liens or claims for work, labor or material (and to the best of the Borrower’s knowledge, no rights are outstanding that could give rise to such lien under applicable law) affecting the related Mortgaged Property which are or may be a lien prior to, or equal with, the lien of such Mortgage;

(m)          for which the Account Note at the time of origination complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, predatory and abusive lending laws, real estate settlement procedures, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby will not involve the violation of any such laws;

(n)           with respect to which, if the related Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated, serving and named in such Mortgage;

(o)           with respect to which there has been no fraud, dishonesty, misrepresentation or negligence on the part of the Originator or any Eligible Originator in connection with the origination of the related Account Note or in connection with the sale of the related Account;

(p)           which is evidenced by one original Account Note;

(q)           which is denominated and payable only in United States dollars in the United States;

(r)            as to which the Depositor has satisfied all of its obligations under the BAT Agreement;

(s)           which satisfies all applicable underwriting guidelines and/or credit policies;

(t)            the Obligor on which has been directed to make all payments directly to the Master Servicer or any applicable Subservicer or to a post office box of the Master Servicer or any applicable Subservicer;

(u)           with respect to which, if such Account is a Jumbo Account, the Principal Balance thereof together with the aggregate Principal Balance of all other Jumbo Accounts, does not exceed 5% of the aggregate Principal Balance of all Accounts (other than Defaulted Accounts, Delinquent Accounts and any Accounts excluded from eligibility in their entirety); provided, however, that a Jumbo Account which satisfies the criteria specified hereunder shall cease to be an Eligible Account if it causes the average Principal Balance of all Accounts to be greater than $115,000;

(v)           which has not previously been removed from the facility or the related Mortgaged Property of which has not been repossessed and the Account resold more than three times prior to its acquisition by the Borrower pursuant to the BAT Agreement;

(w)          which is not a Defaulted Account, Delinquent Account or an Account with respect to which the Borrower has received notice from the Trustee no less than five Business Days prior to a Borrowing Date (or if such Borrowing Date is also a Remittance Date, the fifth day of the calendar month in which such Remittance Date occurs, or if such day is not a Business Day, the next succeeding Business Day) is a Defective Account;

(x)            the Obligor on which is a natural person who is a U.S. resident, is not an Affiliate of Walter Industries, Inc. and is not a Governmental Authority;

(y)           with respect to which the related Mortgaged Property is located in the United States; provided, however, that (i) the aggregate Principal Balance related to Mortgaged Properties in each of the following states individually, may not exceed 15% of the aggregate Principal Balance of all Accounts (other than Defaulted Accounts, Delinquent Accounts and any Accounts excluded from eligibility in their entirety); California, Mississippi, Florida, Alabama, South Carolina, Louisiana, Georgia, North Carolina, Tennessee, Arkansas, Oklahoma, Virginia, Kentucky, West Virginia, Indiana, Ohio, New Mexico and Michigan; (ii) the aggregate Principal Balance related to Mortgaged Properties in the state of Texas may not exceed 45% of the aggregate Principal Balance of all Accounts (other than Defaulted Accounts, Delinquent Accounts and any Accounts excluded from eligibility in their entirety); (iii) the aggregate Principal Balance related to Mortgaged Properties in any state not otherwise provided for in this clause (y) may not exceed 5% of the aggregate Principal Balance of all Accounts (other than Defaulted Accounts, Delinquent Accounts and any Accounts excluded from eligibility in their entirety); (iv) the aggregate Principal Balance related to Mortgaged Properties in any single zip code may not exceed 5% of the aggregate Principal Balance of all Accounts (other than Defaulted Accounts, Delinquent Accounts and any Accounts excluded from eligibility in their entirety); and (v) the aggregate Principal Balance related to Mortgaged Properties in a zip code characterized as unknown by the Master Servicer may not exceed 5% of the aggregate Principal Balance of all Accounts (other than Defaulted Accounts, Delinquent Accounts and any Accounts excluded from eligibility in their entirety);

(z)            which has been (i) originated by the Originator, or by an Eligible Originator or (ii) in the case of Walter Mortgage Company, purchased, in the ordinary course of its business and is assignable pursuant to its terms and under applicable law without the consent of the Obligor thereunder, unless such consent has been obtained and is in effect or such notice has been given;

(aa)         which Account (i) has been originated in compliance with all applicable laws, including, but not limited to, all applicable anti-predatory and abusive lending laws, (ii) is not a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary, which is now Version 6.0 Revised, Appendix E), (iii) if originated on or after October 1, 2002 through March 6, 2003, is not subject to the Georgia Fair Lending Act; and (iv) is not subject to the provisions of the Home Ownership and Equity Protection Act of 1994, as amended, nor is such Account a “high cost” or “predatory” Account under any federal, state or local laws or regulations;

(bb)         with respect to any Account originated (or in the case of Walter Mortgage Company, originated or purchased) by an Eligible Originator, such Account was originated (or in the case of Walter Mortgage Company, originated or purchased) in accordance with any applicable underwriting guideline and/or credit policy;

(cc)         which (together with the Related Security) has been the subject of either a valid transfer and assignment from, or the grant of, a first priority perfected security interest therein by the Borrower to the Trustee, on behalf of the Secured Parties of all of the Borrower’s right, title and interest therein;

(dd)         which is an “eligible asset” as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended;

(ee)         which does not have a Loan-to-Value Ratio in excess of 100%;

(ff)           with respect to which the date of transfer of such Account to the Trustee occurred less than 24 months prior to such date;

(gg)         with respect to which, if such Account is a Resale Account, the Principal Balance thereof together with Principal Balance of all other Resale Accounts, may not exceed 10% of the aggregate Principal Balance of all Accounts (other than Defaulted Accounts, Delinquent Accounts and any Accounts excluded from eligibility in their entirety);

(hh)         which is a Full Documentation Account; provided, however, if such Account is a Low Documentation Account, the Principal Balance thereof, together with the Principal Balance of all other such Accounts, may not exceed 20% of the aggregate Principal Balance of all Accounts (other than Defaulted Accounts, Delinquent Accounts and any Accounts excluded from eligibility in their entirety);

(ii)           with respect to an Account purchased by Walter Mortgage Company, the purchase of such Account complies with the underwriting guidelines and credit policies of Walter Mortgage Company;

(jj)           which complies with Article XVI, Section 50(a)(6) of the Texas Constitution;

(kk)         with respect to which, if the Obligor of the related Account does not have a FICO score, the Principal Balance thereof together with the aggregate Principal Balance of all Accounts where the related Obligor does not have a FICO Score, may not exceed 10% of the aggregate Principal Balance of all Accounts (other than Defaulted Accounts, Delinquent Accounts and any Accounts excluded from eligibility in their entirety);

(ll)           which Account, together with all other Accounts, does not result in the aggregate Principal Balance of all Accounts that are Ninety Percent Complete Accounts being less than 90% of the aggregate Principal Balance of all Accounts (other than Defaulted Accounts, Delinquent Accounts and any Accounts excluded from eligibility in their entirety);

(mm)       the Obligor of which has a FICO score such that, together with the FICO scores of all other Obligors of Accounts, does not result in the weighted average FICO scores for all Obligors of Accounts to be less than 585;

(nn)         with respect to which, if the related Account is an Adjustable Rate Account, the Account Note evidences an Account that (i) has fully amortizing monthly payments, (ii) has no negative amortization, (iii) is not an interest-only loan, (iv) is not secured by a lien on a Manufactured Home, (v) the Principal Balance thereof together with the aggregate Principal Balance of all other Adjustable Rate Accounts does not exceed 5% of the aggregate Principal Balance of all Accounts (other than Defaulted Accounts, Delinquent Accounts and any Accounts excluded from eligibility in their entirety), and (vi) if such Adjustable Rate Account has 2/28 terms, the Principal Balance thereof together with the aggregate Principal Balance of all other Adjustable Rate Accounts with 2/28 terms does not exceed 1% of the aggregate Principal Balance of all Accounts (other than Defaulted Accounts, Delinquent Accounts and any Accounts excluded from eligibility in their entirety), provided, however, that an Adjustable Rate Account which satisfies the criteria specified hereunder shall cease to be an Eligible Account upon the earlier to occur of (x) the date that is three months prior to the date on which the related interest rate adjusts, (y) a Take-Out and (z) a Facility Termination Event;

(oo)         with respect to which, if (i) such Account is a Balloon Account, (ii) such Account is an Account with respect to which the related Mortgaged Property is a two-to-four family dwelling, an individual condominium unit in a condominium project or an individual unit in a townhouse or (iii) the Obligor of such Account is an officer, director or employee of Walter Industries, Inc. or any Affiliate thereof, the Principal Balance thereof together with the aggregate Principal Balance of all such Accounts may not exceed 5% of the aggregate Principal Balance of all Accounts (other than Defaulted Accounts, Delinquent Accounts and any Accounts excluded from eligibility in their entirety);

(pp)         which Account, together with all other Accounts, does not result in the weighted average Seasoning of all Accounts at the time of the acquisition of each Account by the Borrower to be in excess of six months;

(qq)         which Account, at the time of its origination (if it was originated by the Originator or an Eligible Originator), had no indebtedness secured by a subordinate lien in the related Mortgaged Property originated simultaneously by the Originator or an Eligible Originator;

(rr)           with respect to which, if the related Account is such that any payment, or part thereof, remains unpaid for more than 30 but less than 60 days, the Principal Balance thereof together with the aggregate Principal Balance of all other such Accounts may not exceed 3% of the Principal Balance of all Accounts (other than Defaulted Accounts, Delinquent Accounts and any Accounts excluded from eligibility in their entirety);

(ss)         if such Account is a Purchased Account, the Principal Balance thereof, together with the Principal Balance of all other Purchased Accounts, may not exceed 30% of the Principal Balance of all Accounts (other than Defaulted Accounts, Delinquent Accounts and any Accounts excluded from eligibility in their entirety);

(tt)           which Account is not a Manufactured Home Account; and

(uu)         which Account, together with all other Accounts, does not result in the weighted average Loan-to-Value Ratio of all Accounts exceeding 90%.

“Eligible Bank Account” means a segregated account that is a segregated trust account maintained with the Trustee or the Managing Agents in its fiduciary capacity in its corporate trust department.

“Excess Spread” means, for any Collection Period, the percentage computed as of the last day of such Collection Period equal to (a) the Portfolio Yield for such Collection Period minus (b) the sum of the (i) weighted average Discount payable to the Lenders (determined as of the last day of the Collection Period), (ii) the Program Fee, (iii) the Facility Fee, (iv) the Servicing Fee and (v) the premium payable to the Surety Provider pursuant to Section 3.02(d)(ii) of the Insurance Agreement (in each case expressed on an annualized percentage basis).

“Portfolio Yield” means for any Collection Period, the weighted average interest rate on all Accounts that are part of the Collateral as of the last day of such Collection Period.

“Scheduled Reserve Account Payment” means, (x) on any Remittance Date other than such a Remittance Date described in clause (y) below and on the Facility Termination Date, 50% of the Available Collections remaining after Available Collections are applied pursuant to clauses (i) through (v) of Section 4.1(d) of the CTA Agreement; provided, however, if after the 15th Remittance Date following the Closing Date but prior to a Take-Out or after the 6th Remittance Date following the most recent Take-Out, the Reserve Account Balance is below the Specified Reserve Account Requirement for three consecutive Collection Periods or following the occurrence of a Reserve Account Event, the Scheduled Reserve Account Payment shall mean 100% of the Available Collections remaining after application pursuant to such clauses (i) through (v) of Section 4.1(d) of the CTA Agreement and (y) on any Remittance Date after a Take-Out has occurred and on which no Loans are outstanding as of the close of business on such Remittance Date and all amounts payable to the Surety Provider under the CTA Agreement, the Policy and the Insurance Agreement have been paid, zero.

“Specified Reserve Account Requirement” means, (x) on any Remittance Date other than such a Remittance Date described in clause (y) below and on the Facility Termination Date, the product of 2% and the Net Investment as of the last day of the related Collection Period (after giving effect to any Loans made on such date and any reductions in the Net Investment made on such date); provided, however, that following the occurrence of a Reserve Account Event, and for so long as such Reserve Account Event is continuing, the Specified Reserve Account Requirement shall be equal to the product of 4% and the Net Investment as of the last day of the related Collection Period (after giving effect to any Loans made on such date and any reductions of the Net Investment made on such date) and (y) on any Remittance Date after a Take-Out has occurred and on which no Loans are outstanding as of the close of business on such Remittance Date, and all amounts payable to the Surety Provider under the CTA Agreement, the Policy and the Insurance Agreement have been paid, zero.

“Scheduled Termination Date” means July 28, 2008, or such later date to which the Scheduled Termination Date may be extended by the Agent, the Borrower, the Surety Provider and some or all of the Bank Investors, each in its sole discretion, pursuant to Section 2.16 of the Loan Agreement.

Section 1.02.  Additional Definitions to be Added to the Loan Agreement.  The following definitions are hereby added to Annex A of the Loan Agreement:

“Account Value” means, with respect to any Account, (i) if the Account was purchased by Walter Mortgage Company, the value of the related Mortgaged Property as determined by an independent appraiser in a written appraisal performed in connection with the origination or acquisition of such Account or as determined by a broker price opinion, or (ii) if the Account was not purchased by Walter Mortgage Company, the sum of: (A) the value of the raw land component of the related Mortgaged Property determined by a field representative of the Servicer or by an independent appraiser in a written appraisal performed in connection with the origination of the Account, plus (B) the sale price of the dwelling constructed on such related raw land.

“Escrow Account” means the Eligible Bank Account or Eligible Bank Accounts created and maintained pursuant to Section 2.16 of the Master Servicing Agreement.

“Escrow Payments” means the amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the applicable Obligor pursuant to any Mortgage.

“Insolvent” has the meaning provided in Section 101(32) of the U.S. Bankruptcy Code.

“Loan-to-Value Ratio” means, as of any date of determination, with respect to any Account, the ratio of (i) the Principal Balance thereof, to (ii) the Account Value on such date.

“Ninety-Percent Complete Account” means an Account the related dwelling of which has, at a minimum, a completed interior except for interior paint, floor coverings and utility hook ups.

“Parity Deficiency Amount” means, with respect to any Remittance Date prior to the Facility Termination Date, after giving effect to all payments to be made in reduction of the Net Investment pursuant to Section 2.6(d) of the Loan Agreement and Section 4.1(c) and 4.1(d) of the CTA Agreement on or prior to such Remittance Date, the excess, if any, of the remaining unpaid Net Investment over the aggregate Principal Balance as of such Remittance Date of the Accounts pledged to the Trustee under the CTA Agreement; provided, however, that for purposes of this definition, the Principal Balance of any Account that is 120 or more days delinquent shall be deemed to be zero.

“Purchased Account” means an Account which is not directly originated by the Originator or an Eligible Originator but that is acquired by the Originator or an Eligible Originator from an unaffiliated third-party.

“Seasoning” means, with respect to any Account as of any date of determination, the period of time from: (a) with respect to each Purchased Account, the date of the origination of such Purchased Account to such date of determination; or (b) with respect to all Accounts which are not Purchased Accounts, the date of the acquisition of such Account by the Trust to such date of determination.

Section 1.03.  Other Definitions.  Except as otherwise amended or added pursuant to this Article, all defined terms used in this Amendment shall have the meanings assigned to such terms in Annex A of the Loan Agreement.

ARTICLE II

ADDITION OF JIM WALTER HOMES OF ARKANSAS, INC.

Section 2.01.  Addition of Jim Walter Homes of Arkansas, Inc. as an Eligible Originator.  As of the date hereof, Jim Walter Homes of Arkansas, Inc. shall be a party to the DAT Agreement, the Insurance Agreement and each other applicable Transaction Document as an Eligible Originator.  Jim Walter Homes of Arkansas, Inc. hereby: (a) confirms that it has received a copy of the DAT Agreement, the Insurance Agreement and each other applicable Transaction Document; (b) agrees to be bound by all of the terms of the DAT Agreement, the Insurance Agreement and each other Transaction Document applicable to an Eligible Originator; (c) agrees to perform all obligations and duties required of an Eligible Originator under the DAT Agreement, the Insurance Agreement and each other applicable Transaction Document; (d) makes each of the representations and warranties attributed to it in such documents as of the date of this Amendment; and (e) specifies as its address for notices the office set forth on Schedule I hereto.

ARTICLE III

ADDITIONAL AMENDMENTS TO THE TRANSACTION DOCUMENTS

Section 3.01.  Amendment to Section 2.3(a) of the Loan Agreement.  Section 2.3(a) of the Loan Agreement is amended to reduce from $100,000 to $25,000 the integral multiples in excess of $1,000,000 the Borrower is permitted to request with respect to the amount of a Loan.

Section 3.02.  Amendment to Section 4.2 of the Loan Agreement.  A new subsection (n) is added to Section 4.2 of the Loan Agreement providing as follows: “(n)  the amount on deposit in the Reserve Account shall equal the Specified Reserve Account Requirement.”.

Section 3.03.  Amendment to Section 6.1 of the Loan Agreement.  Section 6.1(i) of the Loan Agreement is hereby amended in its entirety to read as follows:

“The amount on deposit in the Reserve Account fails to reach the Specified Reserve Account Requirements on or prior to the 15th Remittance Date following the Closing Date or on or prior to the sixth Remittance Date following a Reserve Account Event; provided that (i) for the period extending six (6) Remittance Dates following each Take-Out, there shall be no Event of Default under this clause (i) unless the amount on deposit in the Reserve Account shall fail to be equal to or greater than the sum of (A) the Scheduled Reserve Account Payment for such Remittance Date and (B) $1,000,000; provided, further, however, that during any time following a Take-Out which reduces the Net Investment to zero, and so long as no amounts are due to the Surety Provider under the CTA Agreement or the Policy and prior to the date the first Loan after such Take-Out is made hereunder, there shall be no Event of Default under this clause (i) if the amount on deposit in the Reserve Account shall be less than the amounts previously specified in this clause (i), including if such amount is zero;”

Section 3.04.  Amendment to Section 8.2 of the Loan Agreement.  A new sentence is added to the end of Section 8.2(b) of the Loan Agreement as follows: “No material amendment to any provision of this Loan Agreement shall be effective without prior written notice thereof being provided to the Rating Agencies.”  The parties hereto agree that this provision shall only apply with respect to amendments occurring after the date hereof.

Section 3.05.  Amendment to Section 3.02(d)(i) of the Insurance Agreement.  Section 3.02(d)(i) of the Insurance Agreement is amended to replace the first sentence thereof in its entirety to read as follows:

“On each Remittance Date until the Policy terminates in accordance with its terms, the Trustee on behalf of the Borrower shall distribute to the Insurer, in consideration of the issuance by the Insurer of the Policy, a premium payable in arrears for the prior calendar month, in an amount equal to ..15% per annum (calculated on the actual number of days elapsed and a 360-day year) of the average amount of the Net Investment during such month.”

Section 3.06.  Amendment to Section 4.1(d)(vi) of the CTA Agreement.  Section 4.1(d)(vi) of the CTA Agreement is hereby amended in its entirety to read as follows:

“Sixth, prior to the Facility Termination Date, on any Remittance Date when any Loans are outstanding or if any amounts due to the Surety Provider remain unpaid, to the Reserve Account, in an amount equal to the greater of (A) the lesser of (i) the Scheduled Reserve Account Payment for such Remittance Date and (ii) the amount necessary to increase the amount on deposit in the Reserve Account to the Specified Reserve Account Requirement for such Remittance Date and (B) the amount necessary to increase the amount on deposit in the Reserve Account to $1,000,000;”

Section 3.07.  Amendment to Section 4.1(d)(x) of the CTA Agreement.  Section 4.1(d) of the CTA Agreement is hereby amended to delete clause (x) (clause “Tenth”) in its entirety.

Section 3.08.  Amendment to Section 4.5(g) of the CTA Agreement.  In addition, the Insurer may, at its sole option, at any time following the Facility Termination Date, direct the Trustee to submit a claim for payment hereunder in respect of any Parity Deficiency Amount (without giving effect to the language in such term such that the term only has meaning prior to the Facility Termination Date).  For the avoidance of doubt, the Insurer’s ability to exercise such option shall not limit the ability of the Trustee to submit a claim hereunder, to the extent that the Trustee’s claim is otherwise permitted in accordance with the terms hereof, and so long as such claim submitted by the Trustee is with respect to a different claim than the above-referenced claim of the Insurer.

Section 3.09.  Amendment to Section 2.7(a) of the Servicing Agreement.  Section 2.7(a) of the Servicing Agreement is hereby amended to replace the first sentence thereof in its entirety to read as follows:

“In accordance with the servicing standards set forth in Section 2.1, the Master Servicer shall use its reasonable best efforts to cause each Obligor to make all payments in respect of his or her Account to the Master Servicer and to collect all payments (including amounts for taxes, insurance and other Escrow Payments, as applicable) called for under the terms and provisions of the Accounts (other than any fees and charges the collectibility of which is not legally enforceable).”

Section 3.10.  Amendment to Section 2.7(b) of the Servicing Agreement.  Section 2.7(b) of the Servicing Agreement is hereby amended to replace the second sentence thereof in its entirety to read as follows:

“On or before the Closing Date, and as received thereafter, the Master Servicer shall cause all payments received with respect to the Accounts, other than Escrow Payments, to be deposited into the Holding Account.”

Section 3.11.  Amendment to Section 5.1(b) of the Servicing Agreement.  Section 5.1(b) of the Servicing Agreement is hereby amended to replace the first sentence thereof in its entirety to read as follows:

“If a Servicer Default shall have occurred and be continuing, the Borrower (with the prior written consent of the Controlling Party) or the Trustee (with the prior written consent of the Controlling Party) (subject to the provisions of the CTA Agreement) or the Controlling Party may, by notice given to the Master Servicer (with a copy to the party not giving such notice), terminate all of the rights and powers of the Master Servicer under this Master Servicing Agreement (“Master Servicer Termination”), including without limitation all rights of the Master Servicer to receive the Servicing Fee.”

Section 3.12.  Amendment to Section 7.1(b) of the Servicing Agreement.  Section 7.1(b) of the Servicing Agreement is hereby amended to replace the first sentence thereof in its entirety to read as follows:

“Following an Event of Default under the Loan Agreement and foreclosure upon the Collateral pursuant to the CTA Agreement, the successor to the rights of the Borrower (with the prior written consent of the Controlling Party) (including, without limitation, the Trustee, with the prior written consent of the Controlling Party, or the Controlling Party) shall have the right to terminate this Master Servicing Agreement by notice to the Master Servicer and the Borrower, within

90 days after the date such successor shall have succeeded to such rights of the Borrower.”

Section 3.13.  Additional Provisions to the Servicing Agreement.  The following Sections are hereby added to the Servicing Agreement in the appropriate numerical order.

“Section 2.16. Establishment of Escrow Accounts; Deposits in Escrow Accounts. The Master Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more escrow accounts, in the form of time deposit or demand accounts (each an “Escrow Account” and collectively, the “Escrow Accounts”) and in accordance with all applicable laws, rules and regulations.  A copy of the letter agreement(s) governing such Escrow Account(s) between the Master Servicer and the depositary institution(s) with which such Escrow Account(s) are maintained shall be furnished to the Trustee upon request.  Each Escrow Account shall be an Eligible Bank Account.  The Master Servicer shall deposit in the Escrow Account or Escrow Accounts on a daily basis, within two Business Days of receipt, and retain therein, all Escrow Payments collected on account of the Purchased Accounts, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement.  The Master Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be set forth in, or in accordance with, Section 2.17.  To the extent permitted by all applicable laws, rules or regulations, the Master Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Obligor and, to the extent required by the related Mortgage, the Master Servicer shall pay interest on escrowed funds to the Obligor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.  The Master Servicer shall prepare and deliver to each Obligor all statements required to be delivered to the Obligor under applicable laws, rules and regulations regarding the use of Escrow Payments and any other statements so required. The Master Servicer shall use Escrow Payments only in accordance with applicable laws, rules and regulations.

Section 2.17. Permitted Withdrawals From Escrow Accounts. Withdrawals from the Escrow Accounts may be made by the Master Servicer (i) to effect timely payments of ground rents, taxes, assessments, water rates, fire, flood and hazard insurance premiums and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien), (ii) to reimburse the Master Servicer for any advance made by it with respect to a related Mortgage but only from amounts received on the related Mortgage which represent Escrow Payments thereunder with respect to taxes and assessments and with respect to hazard insurance, (iii) to refund to the Obligor any funds as may be determined to be overages, (iv) for transfer to the Holding Account in accordance with the terms of this Agreement, (v) to pay to the Master Servicer, or to the Obligor to the extent required by the related Mortgage, any interest paid on the funds deposited in the Escrow Account or (vi) to clear and terminate the Escrow Account on the termination of this Agreement. Notwithstanding the foregoing, the Master Servicer shall withdraw funds from an Escrow Account, only for payments of amounts, and only to the extent and at times permitted by applicable laws, rules and regulations. In the event the Master Servicer shall deposit in the Escrow Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Escrow Account, any provision herein to the contrary notwithstanding.”

Section 3.14.  Amendment to Section 3(c) of the DAT Agreement.  Section 3(c) of the DAT Agreement is hereby amended to add a new Section 3(c)(xviii) providing: “(xviii)  The Originator and Eligible Originators are not subject to any Proceedings under the Bankruptcy Code and the transactions under this DAT Agreement and the other Transaction Documents do not and will not render the Originator or any Eligible Originator Insolvent.”

Section 3.15.  Amendment to Section 3(c) of the BAT Agreement.  Section 3(c) of the BAT Agreement is hereby amended to add a new Section 3(c)(xxi) providing: “(xxi)  The Depositor is not subject to any Proceedings under the Bankruptcy Code and the transactions under this BAT Agreement and the other Transaction Documents do not and will not render the Depositor Insolvent.”

Section 3.16.  Borrower Payment Information.  The notice and payment information of the Borrower and Surety Provider shall be as set forth on Schedule I hereto.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.01.  This Amendment.  The Agent, each Managing Agent and the Surety Provider shall have received counterparts of this Amendment, duly executed by each of the parties hereto.

Section 4.02.  Officer’s Certificates.  The Agent, each Managing Agent and the Surety Provider shall have received Officer’s Certificates from Jim Walter Homes of Arkansas, Inc., with respect to this Amendment and the transactions contemplated hereby.

Section 4.03.  Opinions of Counsel.  The Agent, each Managing Agent and the Surety Provider shall have received Opinions of Counsel of special counsel to the Borrower, the Originator, the Eligible Originators and the Depositor covering certain corporate, enforceability, perfection, priority, true sale and non-consolidation matters in a form reasonably acceptable to such parties.

Section 4.04.  UCC Search Results.  The Agent, each Managing Agent and the Surety Provider shall have received lien searches with respect to Jim Walter Homes of Arkansas, Inc., in form and substance reasonably satisfactory to the Agent and the Surety Provider.

Section 4.05.  UCC Financing Statements.  The Agent, each Managing Agent and the Surety Provider shall have received financing statements on Form UCC-1 naming Jim Walter Homes of Arkansas, Inc. as debtor/seller, the Depositor as assignor secured party and the Trustee as assignee secured party.

Section 4.06.  Fees.  All amounts, fees and expenses required to be paid on or prior to the date hereof pursuant to a Fee Letter shall have been paid and Mayer, Brown, Rowe & Maw LLP, special counsel to the Groups, shall have been paid its reasonable fees and out-of-pocket expenses, and Dewey Ballantine LLP, counsel to the Surety Provider, shall have been paid its reasonable fees and out of pocket expenses.

Section 4.07.  Confirmation Letters.  Confirmation letters shall have been received by the Agent and the Surety Provider from Moody’s and Standard & Poor’s confirming the shadow ratings on the Note.

Section 4.08.  Other.  The Agent, each Managing Agent and the Surety Provider shall have received such other approvals, documents, instruments, certificates and opinions as they may reasonably request.

ARTICLE V

MISCELLANEOUS

Section 5.01.  Transaction Documents in Full Force and Effect as Amended.  Except as specifically amended hereby, all of the terms and conditions of the Transaction Documents shall remain in full force and effect.  All references to any Transaction Document in any other document or instrument shall be deemed to mean such Transaction Document, as amended by this Amendment.  This Amendment shall not constitute a novation of the Transaction Documents, but shall constitute an amendment thereof.  The parties hereto agree to be bound by the terms and obligations of the Transaction Documents, as amended by this Amendment, as though the terms and obligations of this Amendment were set forth in the Transaction Documents.

Section 5.02.  Prior Understandings.  This Amendment sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes all prior understandings and agreements, written or oral.

Section 5.03.  Counterparts.  This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

Section 5.04.  GOVERNING LAW.  EXCEPT WITH RESPECT TO ANY SECTIONS HEREIN TO THE EXTENT THAT THEY AFFECT THE TRUST AGREEMENT, WHICH SECTIONS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 5.05.  Limitation of Liability.  It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Borrower, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein or therein made on the part of the Borrower is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Borrower and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Borrower or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Borrower under this Amendment.

Section 5.06.  Representations and Warranties.  The Borrower hereby certifies that (i) the representations and warranties made by it in Section 3.1 of the Loan Agreement are true and correct as of the date hereof, as though made on and as of the date hereof and (ii) as of the date hereof, there is no Event of Default or event which, with the passage of time or the giving of notice, could result in an Event of Default.

Section 5.07.  Waiver of Notice.  Each of the parties hereto hereby waives any notice in connection with the execution and delivery of this Amendment.

[Signature pages omitted]